       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1999
                                      REGISTRATIONS NOS. 333-59261 AND 333-33757

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ATMEL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                     77-0051991
 (STATE OF INCORPORATION)              (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                              2325 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                    MIKE ROSS
                       VICE PRESIDENT AND GENERAL COUNSEL
                                ATMEL CORPORATION
                              2325 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 441-0311
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                                MARK A. BERTELSEN
                       WILSON SONSINI GOODRICH AND ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                          AMOUNT        PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
       TITLE OF SECURITIES TO             TO BE          OFFERING PRICE       AGGREGATE         REGISTRATION
           BE REGISTERED                REGISTERED        PER SHARE(2)       OFFERING PRICE          FEE
-------------------------------------------------------------------------------------------------------------
*See below                                 *N/A               *N/A               *N/A               *N/A
-------------------------------------------------------------------------------------------------------------

* As no additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement Nos. 333-59261 and 333-33757, no further registration fee is required.

                                ATMEL CORPORATION

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                       REGISTRATION STATEMENTS ON FORM S-3

                                EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 (the "Amendment") to those Registration Statements on Form S-3 (File Nos. 333-59261 and 333-33757) (the "Registration Statements") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Atmel Corporation, a Delaware corporation ("Atmel Delaware" or the "Registrant"), which is the successor to Atmel Corporation, a California corporation ("Atmel California"), following a statutory merger effective on October 19, 1999 (the "Merger") for the purpose of changing Atmel California's state of incorporation. Prior to the Merger, Atmel Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Atmel Delaware succeeded by operation of law to all of the assets and liabilities of Atmel California. The Merger was approved by the shareholders of Atmel California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Except as modified by this Amendment No. 1, Atmel Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XI of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the General Corporation Law of the State of Delaware.

        The Registrant understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 16th day of December 1999.


                                ATMEL CORPORATION

                                By: /s/ Donald Colvin
                                   -------------------------------
                                    Donald Colvin
                                    Vice President, Finance and Chief Financial
                                    Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Perlegos, Donald Colvin and Mike Ross, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Post-Effective Amendment No. 1 to Registration Statements on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statements on Form S-3 has been signed on this 16th day of December 1999 by the following persons in the capacities indicated:


            SIGNATURE                                         TITLE
-------------------------------   ----------------------------------------------------------------------------
/s/ George Perlegos               President, Chief Executive Officer and Chairman of the Board of Directors
-------------------------------         (principal executive officer)
     George Perlegos

/s/ Donald Colvin                 Vice President, Finance and Chief Financial Officer (principal financial and
-------------------------------         accounting officer)
     Donald Colvin

/s/ Gust Perlegos                 Director
-------------------------------
     Gust Perlegos

/s/ Tsung-Ching Wu                Director
-------------------------------
     Tsung-Ching Wu

                                  Director
-------------------------------
     Norm Hall

                                  Director
-------------------------------
     T. Peter Thomas

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                       REGISTRATION STATEMENTS ON FORM S-3

                                ATMEL CORPORATION

                               December 16, 1999

                                ATMEL CORPORATION

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                       REGISTRATION STATEMENTS ON FORM S-3

                                INDEX TO EXHIBITS

Exhibit
Number                               Description
-------             -------------------------------------------------------------

   5.1* Opinion of counsel as to the legality of the securities being registered.


  23.1              Consent of Independent Accountants.


  23.2*             Consent of counsel (contained in Exhibit 5.1).


  24.1              Power of Attorney (see page II-5).


*  Previously Filed